UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 8, 2006

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PROQUEST COMPANY

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Delaware	1-3246	36-3580106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

789 Eisenhower Parkway, PO Box 1346	48106-1346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (734) 761-4700

Not Applicable

(Former name or former address, if changed since last report)

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

Agreements

ProQuest Company (the “Company”) entered into Agreements on August 8, 2006, with David “Skip” Prichard, President, ProQuest Information & Learning Company (“I&L”) and on August 9, 2006, with Andrew Wyszkowski, President, ProQuest Business Solutions, Inc. (“PBS”). The Agreements were entered into in recognition of the additional responsibilities taken on by Messrs. Prichard and Wyszkowski in connection with the Company’s restructuring efforts, and to encourage the continued service of these executives.

Prichard Agreement

The material terms of the Agreement between the Company, I&L and Mr. Prichard (the “Prichard Agreement”) are as follows:

(a)

The Company will grant Mr. Prichard shares of the Company’s common stock in the form of a restricted stock award on or about December 29, 2006. The number of shares to be granted under the restricted stock award will be equal to $1,230,000 divided by the average trading price for the ten day period immediately preceding the grant date, provided that no more than 205,000 shares will be granted. The restricted stock award will fully vest on December 31, 2007, provided Mr. Prichard is then employed by the Company, I&L or a subsidiary. Vesting of this grant will also accelerate on the first to occur of the following events: (1) Mr. Prichard remains employed on a “Change of Control of the Company” (other than an “Asset Sale” of the Company) or a “Sale of the ProQuest I&L Business” (except an “I&L Asset Sale”), (2) Mr. Prichard remains employed on December 31, 2007 following an “Asset Sale” of the Company or an “I&L Asset Sale”, (3) the Company and I&L terminate Mr. Prichard’s employment without cause, (4) Mr. Prichard terminates employment for good reason, (5) Mr. Prichard becomes entitled to “Enhanced Severance Benefits” (as described below) or (6) Mr. Prichard dies or suffers a disability while employed by the Company or I&L.

(b)

For purposes of the Agreements, the term “Change of Control of the Company” is defined to include (1) merger or business combinations in which the Company’s existing stockholders do not continue to own more than fifty percent of the Company, (2) stockholder approval of a plan of liquidation for the Company, (3) certain events that result in the persons who are then the incumbent directors of the Company ceasing to constitute a majority of the Company’s Board of Directors and (4) a sale, lease or transfer of substantially all of the assets of the Company (an “Asset Sale”).

(c)

For purposes of the Prichard Agreement, the term “Sale of the ProQuest I&L Business” is generally defined to include (1) business combinations in which I&L’s existing stockholders do not continue to own more than fifty percent of I&L, (2) the acquisition by any person or group of persons of I&L’s voting securities representing 50% or more of the total number of I&L’s voting securities, (3) a liquidation of I&L and (4) a sale of substantially all the assets of the I&L businesses (“I&L Asset Sale”).

(d)

The Company shall guarantee payment of Mr. Prichard’s 2006 target bonus opportunity of $210,000, provided that Mr. Prichard is employed by the Company, I&L or a subsidiary on a full-time basis through December 31, 2006. Mr. Prichard may also earn a bonus of up to an additional $210,000 for exceptional performance above target levels. If Mr. Prichard’s restricted stock award vests in 2006, Mr. Prichard will receive his guaranteed bonus of $210,000, and a pro-rata portion of any annual bonus earned for performance above target levels at the same time that bonuses are paid to other executives or, in the case of a Change of Control of the Company (other than an Asset Sale) or a Sale of the ProQuest I&L Business (except an I&L Asset Sale), upon the closing date of such transaction.

(e)

If Mr. Prichard’s employment is terminated without cause or if Mr. Prichard terminates employment for good reason at any time during a two year period beginning on a Change of Control of the Company, a Sale of the ProQuest I&L Business or an “Acquisition of at Least 30% of the Company’s Outstanding Voting Stock and Board Change” (as defined below), Mr. Prichard will be entitled to: (1) a single lump sum payment equal to two times annual base salary, (2) payment of any accrued but unused vacation days, and (3) continued participation for two years in all medical, dental and vision plans, subject to continued co-payment of premiums and subject to offset due to future employment (collectively, for purposes of the Agreements, the “Enhanced Severance Benefits”), subject to signing a release in a form satisfactory to the Company.

(f)

For purposes of the Agreements “Acquisition of at Least 30% of the Company’s Outstanding Voting Stock and Board Change” is defined to mean the acquisition by any person or group of persons of the Company’s voting securities representing 30% or more of the total number of votes eligible to be cast at any election of the directors of the Company and a change in the majority of the Board.

(g)

If Mr. Prichard’s employment is terminated without cause or if Mr. Prichard terminates employment for good reason and Mr. Prichard is not entitled to Enhanced Severance Benefits, then the lump sum severance payment shall be reduced from two times to one times annual base salary, and his right to continued participation in the Company’s medical, dental and vision plans shall be reduced from two years to one year (collectively, for purposes of the Agreements, the “Reduced Severance Benefits”). Mr. Prichard shall be entitled to Enhanced Severance Benefits if his employment is terminated without cause or he terminates employment for good reason within the 60 day period prior to execution of a definitive purchase agreement that results in a Change of Control of the Company or a Sale of the ProQuest I&L Business.

(h)

Mr. Prichard’s regular annual salary will be $320,800 to reflect the elimination of certain Company-paid fringe benefits. However, the pre-agreement annual base salary of $300,000 (as increased from time to time) is used to determine the amount of Enhanced Severance Benefits and Reduced Severance Benefits, bonus and supplemental retirement benefits payable to Mr. Prichard.

Mr. Prichard’s rights to enhanced severance protection and current compensation and benefits shall extend until December 31, 2007. If a corporate transaction occurs before December 31,

2007 that may trigger Enhanced Severance Benefits upon a subsequent employment termination, this period will be extended for two additional years after such transaction. Expiration of the term of Mr. Prichard’s Agreement shall not affect Mr. Prichard’s rights to Reduced Severance Benefits and vesting of restricted stock.

Wyszkowski Agreement

The material terms of the Agreement between the Company, PBS and Mr. Wyszkowski (the “Wyszkowski Agreement”) are as follows:

(a)

The Company will pay Mr. Wyszkowski a “Sales Award” (as described below) if there is a “Sale of the PBS Business” (as defined below) for a minimum threshold amount on or before December 31, 2006, provided that Mr. Wyszkowski remains employed with PBS until the end of a 180-day period immediately following a “Sale of the PBS Business” unless the Company waives this condition or Mr. Wyszkowski’s employment is terminated in a manner such that he becomes entitled to Enhanced Severance Benefits. Mr. Wyszkowski will not be entitled to a Sales Award due solely to a Change of Control of the Company. The Sales Award, if any, triggered by a Sale of the PBS Business will be paid in shares of the Company’s common stock, cash or both depending upon the amount of consideration received for the PBS business (the “Purchase Price”).

(b)

The Company’s common stock payable as part of a Sales Award, if any, depends upon the amount of the Purchase Price and the Company’s stock price shortly before a Sale of the PBS Business. The stock payable as part of the Sales Award, if any, shall range from $500,000 to $1,254,000. The value of the Company’s common stock determined under this formula is converted into shares by dividing the applicable dollar amount by the average trading price of the Company’s common stock during the ten day period immediately prior to the Sale of the PBS Business. The cash payable as part of the Sales Award, if any, depends upon the amount of the Purchase Price. In no event will the stock portion of the Sales Award exceed 209,000 shares of the Company’s common stock. The cash payable as part of the Sales Award, if any, shall range from $200,000 to $900,000.

(c)

For purposes of the Wyszkowski Agreement, the term “Sale of the PBS Business” is defined as (1) business combinations in which PBS’s existing stockholders do not continue to own more than fifty percent of PBS, (2) the acquisition by any person or group of persons of PBS’s voting securities representing 50% or more of the total number of PBS’s voting securities and (3) a sale of substantially all the assets of the PBS businesses (“PBS Asset Sale”). In no event shall a spin-off of PBS or any other transaction involving PBS that does not result in the payment of consideration constitute a “Sale of the PBS Business.”

(d)

If Mr. Wyszkowski’s employment is terminated without cause or if Mr. Wyszkowski terminates employment for good reason at any time during a two year period beginning on a Change of Control of the Company, a Sale of the PBS Business or an Acquisition of at Least 30% of the Company’s Outstanding Voting Stock and Board Change, Mr. Wyszkowski will be entitled to the Enhanced Severance Benefits subject to signing a release in a form satisfactory to the Company.

(e)

If Mr. Wyszkowski’s employment is terminated without cause or if Mr. Wyszkowski terminates employment for good reason and Mr. Wyszkowski is not entitled to Enhanced Severance Benefits, then Mr. Wyszkowski shall be entitled to Reduced Severance Benefits. Mr. Wyszkowski shall be entitled to Enhanced Severance Benefits if his employment is terminated without cause or he terminates employment for good reason within the 60 day period prior the execution of a definitive purchase agreement that results in a Change of Control of the Company or a Sale of the PBS Business.

(f)

Mr. Wyszkowski’s regular annual salary will be $338,800 to reflect the elimination of certain Company-paid fringe benefits. However, the pre-agreement annual base salary of $318,000 (as increased from time to time) is used to determine the amount of Enhanced Severance Benefits and Reduced Severance Benefits, bonus and supplemental retirement benefits payable to Mr. Wyszkowski.

Mr. Wyszkowski’s rights to enhanced severance protection and current compensation and benefits shall extend until December 31, 2006. If a corporate transaction occurs before December 31, 2006 that may trigger Enhanced Severance Benefits upon a subsequent employment termination, this period will be extended for two additional years after such transaction. Expiration of the term of Mr. Wyszkowski’s Agreement shall not affect Mr. Wyszkowski’s rights to Reduced Severance Benefits.

Provisions Common to Each Agreement

The following provisions are included in each of the Agreements:

(a)

Any action or inaction by an executive that would be grounds for termination for cause will provide the Company with the right to recover awards and certain payments made to that executive under his Agreement.

(b)

Any compensation or benefits payable under an Agreement or otherwise (including any tax gross-up payment required under the Multi-Year Stock Options previously granted to the executives) that would trigger the 20% excise tax under Section 4999 of the Internal Revenue Code shall only be paid if and when doing so would not violate the Waiver and Omnibus Amendment Agreement dated as of May 4, 2006 to the Company’s Credit Agreements and Note Purchase Agreements, as amended.

(c)	The Company has agreed to indemnify each executive to the same extent as provided in the Company’s articles of incorporation and bylaws as of the date of each of the Agreements.
(d)	A rabbi trust shall be established on a Change of Control of the Company for the purposes of funding Enhanced Severance Benefits that may be payable under the Agreements.
(e)	The executives reaffirmed their obligations under confidentiality and restrictive covenant agreements and agreed to cooperate with the Company following a termination of employment.

Extension of Option Exercise Period on Involuntary Termination of Employment

On August 9, 2006, the Company’s Compensation Committee extended the period of time that Alan W. Aldworth, Todd W. Buchardt, Linda Longo-Kazanova, Ronald D. Klausner, David “Skip” Prichard, Richard Surratt and Andrew Wyszkowski may exercise their outstanding vested stock options (other than their Multi-Year Stock Option Grants dated February 4, 2004 (with respect to Messrs. Aldworth, Buchardt, Longo-Kazanova, Klausner, and Wyszkowski), October 5, 2005 (with respect to Mr. Prichard) and November 2, 2005 (with respect to Mr. Surratt)) due to involuntary termination of employment by the Company and its subsidiaries without cause or resignation for good reason to 12 months after any such employment termination, but in no event longer than the original term of the stock option or the maximum period of time allowed for a stock option to be exempt from the requirements applicable to nonqualified deferred compensation under Section 409A of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY
(Registrant)

DATE: August 14, 2006
	BY:	/s/ Todd Buchardt
Todd Buchardt
Senior Vice President and General Counsel